UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):   March 31, 2005
                                                    -----------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                  001-31584               23-3057155
     ------------------------      -----------------    ------------------------
  (State or other jurisdiction of    (Commission             (IRS Employer
          incorporation)             File Number)           Identification No.)


                4 Hillman Drive, Suite 130
                 Chadds Ford, Pennsylvania                          19317
     ------------------------------------------------            --------------
         (Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (610) 459-2405


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01         Entry into a Material Definitive Agreement.

         I-trax, Inc., certain of its direct and indirect subsidiaries, and Bank of America, N.A., are parties to a senior secured credit facility pursuant to a Credit Agreement dated as of March 19, 2004. Effective March 31, 2005, I-trax, certain of its direct and indirect subsidiaries, and Bank of America entered into a Fifth Amendment to the Credit Agreement. Under the Fifth Amendment, the aggregate amount available under the facility was increased temporarily by $3,000,000 from $14,000,000 to $17,000,000. The amount available under the facility then decreases to $16,000,000 on April 30, 2005, to $15,000,000 on May 31, 2005, and to $14,000,000 on June 30, 2005.

         The purpose of the amendment is to allow I-trax access to additional working capital necessary to fund expenses associated with launching new on-site facilities.

         A press release disclosing the Fifth Amendment is attached to this Current Report as Exhibit 99.1 and is incorporated in this Current Report by reference.

Item 9.01         Financial Statements and Exhibits.

99.1              Press release, issued April 4, 2005.



                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  I-TRAX, INC.




Date:  April 5, 2005                       By:      /s/ David R. Bock
                                               -------------------------------
                                           Name:    David R. Bock
                                           Title:   Senior Vice President and
                                                    Chief Financial Officer



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